Exhibit 99.1

                                     Current Board / Committee Fees: Effective 2/1/06

                                                                                                            Non-Board
           Chair Retainer Fees                       Annual Board / Committee Retainer Fees                 Committees
----------------------------------------------------------------------------------------------------
                                   Asset                                                                       Asset
                                 Liability,                                                                 Liability,
                                   Credit                                           Gov                       Credit
                 Gov                Risk                                             &       Trust             Risk
                  &      Trust     Trends,                       Audit     Comp     Nom    Oversight          Trends,
 Audit   Comp    Nom   Oversight   Special    Board    Board     member   member   member   member            Special
 chair   chair   chair   chair     Assets,  Retainer Attendance retainer retainer retainer  retainer          Assets,
  fee     fee    fee      fee       RAL        fee      Fee       fee      fee      fee       fee               RAL
----------------------------------------------------------------------------------------------------
$15,000 $8,000  $8,000  $ 5,000     $2,000   $30,000       N/A   $11,000   $4,500   $4,500    $2,000           $2,000
Annual Equity Grant Value: $40,000

                                   Proposed 2007 Board / Committee Fees: Effective 7/1/07

                                            Retainer                                                        Non-Board
           Chair Retainer Fees                Fee            Board / Committee Meeting Attendance Fees      Committees
-----------------------------------------------------------------------------------------------------------------------
                                                                                                               Asset
                                                                                                            Liability,
                 Gov                                                                                          Credit
                  &      Trust                                                                                 Risk
 Audit   Comp    Nom   Oversight  Chairman   Board                                  Gov                       Trends,
 chair   chair   chair   chair     of the   Retainer                                 &       Trust            Special
  fee     fee    fee      fee       Board     fee      Board      Audit    Comp     Nom    Oversight  RAL     Assets
-----------------------------------------------------------------------------------------------------------------------
$15,000 $12,000 $8,000   $5,000   $160,000   $30,000    $2,000    $1,000   $1,000   $1,000    $1,000 $1,000    $2,000
Annual Equity Grant Value: $45,000

One-time payment to directors involved in CEO Search:
Special Governance Committee:           $3,000
Special Compensation Committee:         $4,000
CEO Search Committee:                  $25,000 (50% paid in cash, 50% in equity)
Chairman of the Board:                $180,000 (50% paid in cash, 50% in equity)

New Board per meeting fee is to be paid for 2-day meetings; i.e., quarterly board meetings and Board Forum. Special Board meetings are included as part of the annual Board retainer fee; unless, however, a special meeting requires preparation time similar to a two-day meeting. A similar analysis applies for special Committee meetings. The Chairman of the Board will make the determination whether it is appropriate to pay for special meetings held during the year.